                                                                   EXHIBIT 10.02

                            AMENDED AND RESTATED
                          EASTMAN CHEMICAL COMPANY
                1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       ARTICLE 1 - PURPOSE OF THE PLAN

     Section 1.1. Purpose. The purpose of the Eastman Chemical Company 1996 Non-Employee Director Stock Option Plan is to promote the long-term growth of Eastman Chemical Company by providing a vehicle for Non-Employee Directors to increase their proprietary interest in Eastman Chemical Company and to attract and retain highly qualified and capable Non-Employee Directors. This Plan was originally adopted effective May 2, 1996, and is amended and restated effective as of November 1, 1996.

                           ARTICLE 2 - DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     Section 2.1. "Annual Retainer" means the annual cash retainer fee (specifically, not including meeting fees) payable by the Company to a Non-Employee Director for services as a director (and, if applicable, as the chairman of a committee of the Board) of the Company, as such amount may be changed from time to time. The Annual Retainer is payable one-half in January and one-half in July of each year, with each half being referred to hereinafter as a "Semi-Annual Retainer."

     Section 2.2. "Acquisition" has the meaning assigned such term in Section
11.3 hereof.

     Section 2.3. "Acquisition Consideration" has the meaning assigned such term in Section 11.3 hereof.

     Section 2.4. "Board" means the Board of Directors of the Company.

     Section 2.5. "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on February 1, 1996, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; or
(ii) individuals who constituted the Board on January 1, 1994 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 1994 whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is or was named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
(iii) upon approval by the Company's shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company. Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control.

     Section 2.6.  "Committee" means the Committee on Directors of the Board.

     Section 2.7.  "Company" means Eastman Chemical Company.

     Section 2.8. "Election Period" means the period designated by the Committee on Directors each year during which Non-Employee Directors may elect to receive Options in lieu of some or all of their Annual Retainer; provided however, that such period shall end on or before December 31 of each year.

     Section 2.9. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 2.10. "Fair Market Value" means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no such shares were traded on such day, on the next preceding day on which such shares were traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, then "Fair Market Value" shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing "asked" price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service.

     Section 2.11. "Option" means an option to purchase Shares awarded under
Article 8 which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

     Section 2.12. "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director.

     Section 2.13. "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person.

     Section 2.14. "Non-Employee Director" means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

     Section 2.15. "Plan" means this Amended and Restated Eastman Chemical Company 1996 Non-Employee Director Stock Option Plan.

     Section 2.16. "Shares" means shares of the Common Stock, par value $0.01 per share, of the Company.

     Section 2.17. "Stock Option Award Notice" means a written award notice to a Non-Employee Director from the Company evidencing an Option.

                   ARTICLE 3 - ADMINISTRATION OF THE PLAN

     Section 3.1. Administrator of the Plan. The Plan shall be administered by the Committee.

     Section 3.2. Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its shareowners and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     Section 3.3. Effect of Committee Determinations. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or to any settlement of any dispute between a Non-Employee Director and the Company. Any decision or action taken by the Committee or the Board with respect to an Option or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                   ARTICLE 4 - AWARDS UNDER THE PLAN

     Section 4.1. Stock Option Award Notice. Options may be granted to Non-Employee Directors in accordance with Article 8. Each Option granted under the Plan shall be evidenced by a Stock Option Award Notice which shall be executed by an authorized officer of the Company. Such Award Notice shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment therefor, (c) the term of the Option, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

                   ARTICLE 5 - ELIGIBILITY

     Section 5.1. Eligibility. Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Article 8.

                   ARTICLE 6 - SHARES SUBJECT TO THE PLAN

     Section 6.1. Shares Subject to the Plan. Subject to adjustment as provided in Article 11, the aggregate number of Shares which may be issued upon the exercise of Options shall not exceed 150,000 Shares, and there are hereby reserved for issuance under the Plan 150,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                   ARTICLE 7 - NON-TRANSFERABILITY OF OPTIONS

     Section 7.1. Options Not Transferable. All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                   ARTICLE 8 - ELECTIVE OPTIONS

     Each Non-Employee Director shall be granted Options subject to the following terms and conditions:

     Section 8.1. Time of Grant.

     (a) On the first business day of January of each year, Options shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or its designee a written irrevocable election to receive Options in lieu of all or a portion of such Non-Employee Director's Semi-Annual Retainer payable in January of such year.

     (b) On the first business day of July of each year, Options shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or its designee a written irrevocable election to receive Options in lieu of all or a portion of such Non-Employee Director's Semi-Annual Retainer payable in July of such year.

     (c) Elections shall be made annually. The Election Period shall end on or before December 31 of the calendar year immediately preceding the year in which the Non-Employee Director's applicable Annual Retainer will be earned.

     Section 8.2. Number and Terms of Options. The number of Shares subject to an Option granted pursuant to this Article 8 shall be the number of whole Shares equal to (i) the product of three and one-third, times the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to
Section 8.1 shall be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. In determining the number of Shares subject to an Option, any fraction of a Share shall be rounded up to the next whole number of Shares. The purchase price per Share under each Option granted pursuant to this Article 8 shall be 100% of the Fair Market Value per Share on the Option Grant Date.

     Section 8.3. Exercise of Options. Each Option shall be fully exercisable on and after that date which is six months after the Option Grant Date and, subject to Article 9, shall not be exercisable prior to such date. An optionee's death, disability, retirement or other termination of directorship or failure to be reelected as a director shall not shorten the term of any outstanding option. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Company from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares, if acquired by the Optionee pursuant to a previous option exercise, have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

                   ARTICLE 9 - CHANGE IN CONTROL

     Section 9.1. Change in Control. Upon the occurrence of a Change in Control, any and all outstanding Options shall become immediately exercisable.

                   ARTICLE 10 - AMENDMENT AND TERMINATION

     Section 10.1. Amendment, Suspension or Early Termination. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner without shareowner approval; provided, however, that the Board may condition any amendments on the approval of shareowners if such approval is necessary or advisable with respect to applicable rules of the New York Stock Exchange or tax, securities, or other applicable laws. No action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent.

     Section 10.2. Expiration. Unless earlier terminated by the Board, the Plan shall expire on the tenth anniversary of its effective date. No Options may be granted under the Plan thereafter, but Options granted prior thereto shall continue to be exercisable and may be exercised according to their terms.

                   ARTICLE 11 - ADJUSTMENT PROVISIONS

     Section 11.1. Change in Corporate Structure Affecting Shares. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

     Section 11.2. Certain Reorganizations. Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

     Section 11.3. Acquisitions. In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

                   ARTICLE 12 - EFFECTIVE DATE

     Section 12.3. Effective Date. The Plan was initially adopted effective May 2, 1996, upon approval by the affirmative vote of the holders of a majority of the Shares represented and entitled to vote at the 1996 annual meeting of shareowners, and is amended and restated effective November 1, 1996, by action of the Board taken on October 10, 1996.

                   ARTICLE 13 - MISCELLANEOUS

     Section 13.1. Compliance with SEC Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with such rule, the provision shall be deemed null and void. All grants and exercises of Options under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Options granted thereunder to the Rule's requirements.

     Section 13.2. Right to Service. Except as provided in the Plan, no Non-Employee Director shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Company. The adoption of this Plan shall not affect any other compensation, retirement or other benefit plan or program in effect for the Company.

     Section 13.3. Validity. In the event that any provision of the Plan or any related Stock Option Award Notice is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Stock Option Award Notice.

     Section 13.4. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

     Section 13.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     Section 13.6. Governing Law. The Plan shall be construed, governed and enforced in accordance with the law of Tennessee, except as such laws are preempted by applicable federal law.